Methode Electronics, Inc.

Director Deferred Compensation Plan

Effective May 1, 2006

Copyright © 2006

By Clark Consulting, Inc.

All Rights Reserved
TABLE OF CONTENTS

Page
ARTICLE 1
ARTICLE 2
2.1
2.2
ARTICLE 3
3.1
3.2
3.3
3.4
3.5
3.6
3.7
3.8
ARTICLE 4
4.1
4.2
4.3
4.4
ARTICLE 5
5.1
5.2
ARTICLE 6
6.1
6.2
ARTICLE 7
7.1
7.2
7.3
7.4
7.5
7.6
ARTICLE 8
8.1
8.2
8.3
8.4
ARTICLE 9
9.1
9.2
9.3
9.4
9.5
9.6
ARTICLE 10
10.1
ARTICLE 11
11.1
11.2
11.3
11.4
11.5
ARTICLE 12
12.1
12.2
12.3
ARTICLE 13
13.1
13.2
13.3
13.4
13.5
13.6
13.7
13.8
13.9
13.10
13.11
13.12
13.13
13.14
13.15
13.16
13.17
Definitions
Selection, Enrollment, Eligibility
Selection by Committee
Enrollment and Eligibility Requirements; Commencement of Participation
Deferral Commitments/ Vesting/Crediting/Taxes
Minimum Deferrals
Maximum Deferral
Election to Defer; Effect of Election Form
Withholding and Crediting of Annual Deferral Amounts
Crediting of Amounts after Benefit Distribution
Vesting
Crediting/Debiting of Account Balances
Taxes
Scheduled Distributions; Unforeseeable Emergencies
Scheduled Distributions
Postponing Scheduled Distributions
Other Benefits Take Precedence Over Scheduled Distributions
Unforeseeable Emergencies
Separation Benefit
Separation Benefit
Payment of Separation Benefit
Death Benefit
Death Benefit
Payment of Death Benefit
Beneficiary Designation
Beneficiary
Beneficiary Designation; Change; Spousal Consent
Acknowledgement
No Beneficiary Designation
Doubt as to Beneficiary
Discharge of Obligations
Termination of Plan, Amendment or Modification
Termination of Plan
Amendment
Plan Agreement
Effect of Payment
Administration
Committee Duties
Administration Upon Change In Control
Agents
Binding Effect of Decisions
Indemnity of Committee
Information
Other Benefits and Agreements
Coordination with Other Benefits
Claims Procedures
Presentation of Claim
Notification of Decision
Review of a Denied Claim
Decision on Review
Legal Action
Trust
Establishment of the Trust
Interrelationship of the Plan and the Trust
Distributions From the Trust
Miscellaneous
Status of Plan
Unsecured General Creditor
Company’s Liability
Nonassignability
Not a Contract of Directorship or Employment
Furnishing Information
Terms
Captions
Governing Law
Notice
Successors
Spouse’s Interest
Validity
Incompetent
Court Order
Distribution in the Event of Income Inclusion Under 409A
Insurance

METHODE ELECTRONICS, INC.
DIRECTOR DEFERRED COMPENSATION PLAN
Effective May 1, 2006

Purpose

The purpose of this Plan is to provide specified benefits to non-employee members of the board of directors of the Company who contribute materially to the continued growth, development and future business success of the Company. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

ARTICLE 1

Definitions

For the purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1	“Account Balance” shall mean, with respect to a Participant, an entry on the records of the Company equal to the Deferral Account balance. The Account Balance shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.2	“Annual Deferral Amount” shall mean that portion of a Participant’s Director Fees that a Participant defers in accordance with Article 3 for any one Plan Year, without regard to whether such amounts are withheld and credited during such Plan Year. In the event of a Participant’s Separation from Service or death prior to the end of a Plan Year, such year’s Annual Deferral Amount shall be the actual amount withheld prior to such event.

1.3	“Annual Installment Method” shall be an annual installment payment over the number of years selected by the Participant in accordance with this Plan, calculated as follows: (i) for the first annual installment, the Participant’s vested Account Balance shall be calculated as of the close of business on or around the Participant’s Benefit Distribution Date, as determined by the Committee in its sole discretion, and (ii) for remaining annual installments, the Participant’s vested Account Balance shall be calculated on every anniversary of such calculation date, as applicable. Each annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one and the denominator of which is the remaining number of annual payments due the Participant. By way of example, if the Participant elects a ten (10) year Annual Installment Method for the Separation Benefit, the first payment shall be 1/10 of the vested Account Balance, calculated as described in this definition. The following year, the payment shall be 1/9 of the vested Account Balance, calculated as described in this definition.

1.4	“Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 7, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.5	“Beneficiary Designation Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.6	“Benefit Distribution Date” shall mean the date that triggers distribution of a Participant’s vested Account Balance. A Participant’s Benefit Distribution Date shall be determined upon the occurrence of any one of the following:

(a)	If the Participant experiences a Separation from Service, his or her Benefit Distribution Date shall be the date on which the Participant experiences a Separation from Service; provided, however, in the event the Participant changes his or her Separation Benefit election in accordance with Section 5.2(b), his or her Benefit Distribution Date shall be postponed in accordance with Section 5.2(b); or

(b)	The date on which the Committee is provided with proof that is satisfactory to the Committee of the Participant’s death, if the Participant dies prior to the complete distribution of his or her vested Account Balance.

1.7	“Board” shall mean the board of directors of the Company.

1.8	“Change in Control” shall mean a “change in control event” as defined in accordance with Code Section 409A and related Treasury guidance and Regulations.

1.9	“Claimant” shall have the meaning set forth in Section 11.1.

1.10	“Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.11	“Committee” shall mean the committee described in Article 9.

1.12	“Company” shall mean Methode Electronics, Inc., a Delaware corporation, and any successor to all or substantially all of the Company’s assets or business.

1.13	“Death Benefit” shall mean the benefit set forth in Article 6.

1.14	“Deferral Account” shall mean (i) the sum of all of a Participant’s Annual Deferral Amounts, plus (ii) amounts credited or debited to the Participant’s Deferral Account in accordance with this Plan, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.

1.15	“Director” shall mean any non-employee member of the board of directors of the Company.

1.16	“Director Fees” shall mean the annual fees earned by a Director from the Company, including cash retainer fees and cash meetings fees, as compensation for serving on the board of directors or any committee of the board of directors.

1.17	“Election Form” shall mean the form, which may be in electronic format, established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

1.18	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.19	“First Plan Year” shall mean the period beginning May 1, 2006, and ending December 31, 2006.

1.20	“Participant” shall mean any Director (i) who is selected to participate in the Plan, (ii) who submits an executed Plan Agreement, Election Form and Beneficiary Designation Form, which are accepted by the Committee, and (iii) whose Plan Agreement has not terminated.

1.21	“Plan” shall mean the Methode Electronics, Inc. Director Deferred Compensation Plan, which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time.

1.22	“Plan Agreement” shall mean a written agreement, as may be amended from time to time, which is entered into by and between the Company and a Participant. Each Plan Agreement executed by a Participant and the Company shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Company shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement. The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Company and the Participant.

1.23	“Plan Year” shall, except for the First Plan Year, mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

1.24	“Scheduled Distribution” shall mean the distribution set forth in Section 4.1.

1.25	“Separation Benefit” shall mean the benefit set forth in Article 5.

1.26	“Separation from Service” shall mean the separation from service with the Company, voluntarily or involuntarily, for any reason other than death, in accordance with Code Section 409A and related Treasury guidance and Regulations.

1.27	“Terminate the Plan”, “Termination of the Plan” shall mean a determination by the Board that (i) all Participants shall no longer be eligible to participate in the Plan, and (ii) no new deferral elections for such Participants shall be permitted under this Plan.

1.28	“Trust” shall mean one or more trusts established by the Company in accordance with Article 12.

1.29	“Unforeseeable Emergency” shall mean a severe financial hardship of the Participant or his or her Beneficiary resulting from (i) an illness or accident of the Participant or Beneficiary, the Participant’s or Beneficiary’s spouse, or the Participant’s or Beneficiary’s dependent (as defined in Code Section 152(a)), (ii) a loss of the Participant’s or Beneficiary’s property due to casualty, or (iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant or the Participant’s Beneficiary, all as determined in the sole discretion of the Committee.

ARTICLE 2

Selection, Enrollment, Eligibility

2.1	Selection by Committee. Participation in the Plan shall be limited to Directors. From that group, the Committee shall select, in its sole discretion, those individuals who may actually participate in this Plan.

2.2	Enrollment and Eligibility Requirements; Commencement of Participation.

(a)	As a condition to participation, each Director who is eligible to participate in the Plan effective as of the first day of a Plan Year shall complete, execute and return to the Committee a Plan Agreement, an Election Form and a Beneficiary Designation Form, prior to the first day of such Plan Year, or such other earlier deadline as may be established by the Committee in its sole discretion. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines, in its sole discretion, are necessary. With respect to the First Plan Year, each Director must complete these requirements within thirty (30) days of the date on which such Director becomes eligible to participate in the Plan. Except as provided in Section 2.2(b) below, with respect to any Plan Year after the First Plan Year, each Director must complete these requirements prior to the first day of such Plan Year, or such other earlier deadline as may be established by the Committee in its sole discretion.

(b)	A Director who first becomes eligible to participate in this Plan after the first day of a Plan Year must complete, execute and return to the Committee a Plan Agreement, an Election Form and a Beneficiary Designation Form within thirty (30) days after he or she first becomes eligible to participate in the Plan, or within such other earlier deadline as may be established by the Committee, in its sole discretion, in order to participate for that Plan Year. In such event, such person’s participation in this Plan shall not commence earlier than the date determined by the Committee pursuant to Section 2.2(c) and such person shall not be permitted to defer under this Plan any portion of his or her Director Fees that are paid with respect to services performed prior to his or her participation commencement date, except to the extent permissible under Code Section 409A and related Treasury guidance or Regulations.

(c)	Each Director who is eligible to participate in the Plan shall commence participation in the Plan on the date that the Committee determines, in its sole discretion, that the Director has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period. Notwithstanding the foregoing, the Committee shall process such Participant’s deferral election as soon as administratively practicable after such deferral election is submitted to and accepted by the Committee.

(d)	If a Director fails to meet all requirements contained in this Section 2.2 within the period required, that Director shall not be eligible to participate in the Plan during such Plan Year.

ARTICLE 3

Deferral Commitments/Vesting/Crediting/Taxes

3.1	Minimum Deferrals. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Director Fees in the following minimum amounts:

Deferral	Minimum Amount

Director Fees	$0

3.2	Maximum Deferral.

(a)	Annual Deferral Amount. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Director Fees up to the following maximum percentages:

Deferral	Maximum Percentage
Director Fees	100%

(b)	Short Plan Year. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, or in the case of the First Plan Year of the Plan itself, the maximum Annual Deferral Amount shall be limited to the amount of compensation not yet earned by the Participant as of the date the Participant submits a Plan Agreement and Election Form to the Committee for acceptance. For compensation that is earned based upon a specified performance period, the Participant’s deferral election will apply to the portion of such compensation that is equal to (i) the total amount of compensation for the performance period, multiplied by (ii) a fraction, the numerator of which is the number of days remaining in the service period after the Participant’s deferral election is made, and the denominator of which is the total number of days in the performance period.

3.3	Election to Defer; Effect of Election Form.

(a)	First Plan Year. In connection with a Participant’s commencement of participation in the Plan, the Participant shall make an irrevocable deferral election for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Committee deems necessary or desirable under the Plan. For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Committee (in accordance with Section 2.2 above) and accepted by the Committee.

(b)	Subsequent Plan Years. For each succeeding Plan Year, a Participant may elect to defer Director Fees and make such other elections as the Committee deems necessary or desirable under the Plan by timely delivering a new Election Form to the Committee, in accordance with its rules and procedures, before the December 31st preceding the Plan Year in which such compensation is earned, or before such other deadline established by the Committee in accordance with the requirements of Code Section 409A and related Treasury guidance or Regulations. For compensation which is earned over one or more consecutive fiscal years that is not payable during the service period, the Committee may determine that a Participant may defer such compensation by making an election before the last day of the fiscal year preceding the first fiscal year in which the services are performed.

3.4	Withholding and Crediting of Annual Deferral Amounts. For each Plan Year, the Director Fees portion of the Annual Deferral Amount shall be withheld at the time such Director Fees are or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself. Annual Deferral Amounts shall be credited to a Participant’s Deferral Account at the time such amounts would otherwise have been paid to the Participant.

3.5	Crediting of Amounts after Benefit Distribution. Notwithstanding any provision in this Plan to the contrary, should the complete distribution of a Participant’s vested Account Balance occur prior to the date on which any portion of the Annual Deferral Amount that a Participant has elected to defer in accordance with Section 3.3, would otherwise be credited to the Participant’s Account Balance, such amounts shall not be credited to the Participant’s Account Balance, but shall be paid to the Participant in a manner determined by the Committee, in its sole discretion.

3.6	Vesting. A Participant shall at all times be 100% vested in his or her Deferral Account.

3.7	Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant’s Account Balance in accordance with the following rules:

(a)	Measurement Funds. The Participant may elect one or more of the measurement funds selected by the Committee, in its sole discretion, which are based on certain mutual funds (the “Measurement Funds”), for the purpose of crediting or debiting additional amounts to his or her Account Balance. As necessary, the Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund. Each such action will take effect as of the first day of the first calendar quarter that begins at least thirty (30) days after the day on which the Committee gives Participants advance written notice of such change.

(b)	Election of Measurement Funds. A Participant, in connection with his or her initial deferral election in accordance with Section 3.3(a) above, shall elect, on the Election Form, one or more Measurement Fund(s) (as described in Section 3.7(a) above) to be used to determine the amounts to be credited or debited to his or her Account Balance. If a Participant does not elect any of the Measurement Funds as described in the previous sentence, the Participant’s Account Balance shall automatically be allocated into the lowest-risk Measurement Fund, as determined by the Committee, in its sole discretion. The Participant may (but is not required to) elect, by submitting an Election Form to the Committee that is accepted by the Committee, to add or delete one or more Measurement Fund(s) to be used to determine the amounts to be credited or debited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply as of the first business day deemed reasonably practicable by the Committee, in its sole discretion, and shall continue thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the previous sentence. Notwithstanding the foregoing, the Committee, in its sole discretion, may impose limitations on the frequency with which one or more of the Measurement Funds elected in accordance with this Section may be added or deleted by such Participant; furthermore, the Committee, in its sole discretion, may impose limitations on the frequency with which the Participant may change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund.

(c)	Proportionate Allocation. In making any election described in Section 3.7(b) above, the Participant shall specify on the Election Form, in increments of one percent (1%), the percentage of his or her Account Balance or Measurement Fund, as applicable, to be allocated/reallocated.

(d)	Crediting or Debiting Method. The performance of each Measurement Fund (either positive or negative) will be determined on a daily basis based on the manner in which such Participant’s Account Balance has been hypothetically allocated among the Measurement Funds by the Participant.

(e)	No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation of his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund. In the event that the Company or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the investments on which the Measurement Funds are based, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company.

3.8	Taxes. The Company, or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Company, or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Company and the trustee of the Trust.

ARTICLE 4

Scheduled Distributions; Unforeseeable Emergencies

4.1	Scheduled Distributions. In connection with each election to defer an Annual Deferral Amount, a Participant may irrevocably elect to receive a Scheduled Distribution, in the form of a lump sum payment, from the Plan with respect to all or a portion of the Annual Deferral Amount. The Scheduled Distribution shall be a lump sum payment in an amount that is equal to the portion of the Annual Deferral Amount the Participant elected to have distributed as a Scheduled Distribution, plus amounts credited or debited in the manner provided in Section 3.7 above on that amount, calculated as of the close of business on or around the date on which the Scheduled Distribution becomes payable, as determined by the Committee in its sole discretion. Subject to the other terms and conditions of this Plan, each Scheduled Distribution elected shall be paid out during a sixty (60) day period commencing immediately after the first day of any Plan Year designated by the Participant (the “Scheduled Distribution Date”). The Plan Year designated by the Participant must be at least three (3) Plan Years after the end of the Plan Year to which the Participant’s deferral election described in Section 3.3 relates, unless otherwise provided on an Election Form approved by the Committee in its sole discretion. By way of example, if a Scheduled Distribution is elected for the Annual Deferral Amount earned in the Plan Year commencing January 1, 2007, the earliest Scheduled Distribution Date that may be designated by the Participant would be January 1, 2011, and the Scheduled Distribution would become payable during the sixty (60) day period commencing immediately after such Scheduled Distribution Date.

4.2	Postponing Scheduled Distributions. A Participant may elect to postpone a Scheduled Distribution described in Section 4.1 above, and have such amount paid out during a sixty (60) day period commencing immediately after an allowable alternative distribution date designated by the Participant in accordance with this Section 4.2. In order to make this election, the Participant must submit a new Scheduled Distribution Election Form to the Committee in accordance with the following criteria:

(a)	Such Scheduled Distribution Election Form must be submitted to and accepted by the Committee in its sole discretion at least twelve (12) months prior to the Participant’s previously designated Scheduled Distribution Date;

(b)	The new Scheduled Distribution Date selected by the Participant must be the first day of a Plan Year, and must be at least five years after the previously designated Scheduled Distribution Date; and

(c)	The election of the new Scheduled Distribution Date shall have no effect until at least twelve (12) months after the date on which the election is made.

4.3	Other Benefits Take Precedence Over Scheduled Distributions. Should a Benefit Distribution Date occur that triggers a benefit under Articles 5 or 6, any Annual Deferral Amount that is subject to a Scheduled Distribution election under Section 4.1 shall not be paid in accordance with Section 4.1, but shall be paid in accordance with the other applicable Article. Notwithstanding the foregoing, the Committee shall interpret this Section 4.3 in a manner that is consistent with Code Section 409A and related Treasury guidance and Regulations.

4.4	Unforeseeable Emergencies.

(a)	If the Participant experiences an Unforeseeable Emergency, the Participant may petition the Committee to receive a partial or full payout from the Plan, subject to the provisions set forth below.

(b)	The payout, if any, from the Plan shall not exceed the lesser of (i) the Participant’s vested Account Balance, calculated as of the close of business on or around the date on which the amount becomes payable, as determined by the Committee in its sole discretion, or (ii) the amount necessary to satisfy the Unforeseeable Emergency, plus amounts necessary to pay Federal, state, or local income taxes or penalties reasonably anticipated as a result of the distribution. Notwithstanding the foregoing, a Participant may not receive a payout from the Plan to the extent that the Unforeseeable Emergency is or may be relieved (A) through reimbursement or compensation by insurance or otherwise, (B) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship or (C) by cessation of deferrals under this Plan.

(c)	If the Committee, in its sole discretion, approves a Participant’s petition for payout from the Plan, the Participant shall receive a payout from the Plan within sixty (60) days of the date of such approval, and the Participant’s deferrals under the Plan shall be terminated as of the date of such approval. Notwithstanding the foregoing, the Committee shall interpret all provisions relating to a payout under this Section 4.4 in a manner that is consistent with Code Section 409A and related Treasury guidance and Regulations.

ARTICLE 5

Separation Benefit

5.1	Separation Benefit. A Participant who experiences a Separation from Service shall receive, as a Separation Benefit, his or her vested Account Balance, calculated as of the close of business on or around the Participant’s Benefit Distribution Date, as determined by the Committee in its sole discretion.

5.2	Payment of Separation Benefit.

(a)	A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Separation Benefit in a lump sum or pursuant to an Annual Installment Method of up to fifteen (15) years. If a Participant does not make any election with respect to the payment of the Separation Benefit, then such Participant shall be deemed to have elected to receive the Separation Benefit in a lump sum.

(b)	A Participant may change the form of payment of the Separation Benefit by submitting an Election Form to the Committee in accordance with the following criteria:

(i)	The election to modify the Separation Benefit shall have no effect until at least twelve (12) months after the date on which the election is made; and

(ii)	The first Separation Benefit payment shall be delayed at least five (5) years from the Participant’s originally scheduled Benefit Distribution Date described in Section 1.6(a); and

For purposes of applying the requirements above, the right to receive the Separation Benefit in installment payments shall be treated as the entitlement to a single payment. The Committee shall interpret all provisions relating to changing the Separation Benefit election under this Section 5.2 in a manner that is consistent with Code Section 409A and related Treasury guidance or Regulations.

The Election Form most recently accepted by the Committee that has become effective shall govern the payout of the Separation Benefit.

(c)	The lump sum payment shall be made, or installment payments shall commence, no later than sixty (60) days after the Participant’s Benefit Distribution Date. Remaining installments, if any, shall be paid no later than sixty (60) days after each anniversary of the Participant’s Benefit Distribution Date.

ARTICLE 6

Death Benefit

6.1	Death Benefit. The Participant’s Beneficiary(ies) shall receive a Death Benefit upon the Participant’s death which will be equal to the Participant’s vested Account Balance, calculated as of the close of business on or around the Participant’s Benefit Distribution Date, as selected by the Committee in its sole discretion.

6.2	Payment of Death Benefit. The Death Benefit shall be paid to the Participant’s Beneficiary(ies) in a lump sum payment no later than sixty (60) days after the Participant’s Benefit Distribution Date.

ARTICLE 7

Beneficiary Designation

7.1	Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of the Company in which the Participant participates.

7.2	Beneficiary Designation; Change; Spousal Consent. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee’s rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary, the Committee may, in its sole discretion, determine that spousal consent is required to be provided in a form designated by the Committee, executed by such Participant’s spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

7.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.

7.4	No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 7.1, 7.2 and 7.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.

7.5	Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Company to withhold such payments until that matter is resolved to the Committee’s satisfaction.

7.6	Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge the Company and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant’s Plan Agreement shall terminate upon such full payment of benefits.

ARTICLE 8

Termination of Plan, Amendment or Modification

8.1	Termination of Plan. Although the Company anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that the Company will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, the Company reserves the right to Terminate the Plan. In the event of a Termination of the Plan, the Measurement Funds available to Participants following the Termination of the Plan shall be comparable in number and type to those Measurement Funds available to Participants in the Plan Year preceding the Plan Year in which the Termination of the Plan is effective. Following a Termination of the Plan, Participant Account Balances shall remain in the Plan until the Participant becomes eligible for the benefits provided in Articles 4, 5 or 6 in accordance with the provisions of those Articles. The Termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination. Notwithstanding the foregoing, to the extent permissible under Code Section 409A and related Treasury guidance or Regulations, during the thirty (30) days preceding or within twelve (12) months following a Change in Control the Company shall be permitted to (i) terminate the Plan by action of the Board, and (ii) distribute the vested Account Balances to Participants in a lump sum no later than twelve (12) months after the Change in Control, provided that all other substantially similar arrangements sponsored by the Company are also terminated and all balances in such arrangements are distributed within twelve (12) months of the termination of such arrangements.

8.2	Amendment.

(a)	The Company may, at any time, amend or modify the Plan in whole or in part. Notwithstanding the foregoing, (i) no amendment or modification shall be effective to decrease the value of a Participant’s vested Account Balance in existence at the time the amendment or modification is made, and (ii) no amendment or modification of this Section 8.2 or Section 9.2 of the Plan shall be effective.

(b)	Notwithstanding any provision of the Plan to the contrary, in the event that the Company determines that any provision of the Plan may cause amounts deferred under the Plan to become immediately taxable to any Participant under Code Section 409A, and related Treasury guidance or Regulations, the Company may (i) adopt such amendments to the Plan and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company determines necessary or appropriate to preserve the intended tax treatment of the Plan benefits provided by the Plan and/or (ii) take such other actions as the Company determines necessary or appropriate to comply with the requirements of Code Section 409A, and related Treasury guidance or Regulations.

8.3	Plan Agreement. Despite the provisions of Sections 8.1 and 8.2 above, if a Participant’s Plan Agreement contains benefits or limitations that are not in this Plan document, the Company may only amend or terminate such provisions with the written consent of the Participant.

8.4	Effect of Payment. The full payment of the Participant’s vested Account Balance under Articles 4, 5 or 6 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan, and the Participant’s Plan Agreement shall terminate.

ARTICLE 9

Administration

9.1	Committee Duties. Except as otherwise provided in this Article 9, this Plan shall be administered by a Committee, which shall consist of the Board, or such committee as the Board shall appoint. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan, and (ii) decide or resolve any and all questions, including benefit entitlement determinations and interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

9.2	Administration Upon Change In Control. Within one hundred and twenty (120) days following a Change in Control, the individuals who comprised the Committee immediately prior to the Change in Control (whether or not such individuals are members of the Committee following the Change in Control) may, by written consent of the majority of such individuals, appoint an independent third party administrator (the “Administrator”) to perform any or all of the Committee’s duties described in Section 9.1 above, including without limitation, the power to determine any questions arising in connection with the administration or interpretation of the Plan, and the power to make benefit entitlement determinations. Upon and after the effective date of such appointment, (i) the Company must pay all reasonable administrative expenses and fees of the Administrator, and (ii) the Administrator may only be terminated with the written consent of the majority of Participants with an Account Balance in the Plan as of the date of such proposed termination.

9.3	Agents. In the administration of this Plan, the Committee or the Administrator, as applicable, may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel.

9.4	Binding Effect of Decisions. The decision or action of the Committee or Administrator, as applicable, with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

9.5	Indemnity of Committee. The Company shall indemnify and hold harmless the members of the Committee, any employee of the Company to whom the duties of the Committee may be delegated, and the Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, any such employee or the Administrator.

9.6	Information. To enable the Committee and/or Administrator to perform its functions, the Company shall supply full and timely information to the Committee and/or Administrator, as the case may be, on all matters relating to the Plan, the Trust, the Participants and their Beneficiaries, the Account Balances of the Participants, the compensation of its Participants, the date and circumstances of the Separation from Service or death of its Participants, and such other pertinent information as the Committee or Administrator may reasonably require.

ARTICLE 10

Other Benefits and Agreements

10.1	Coordination with Other Benefits. The benefits provided for a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for Directors of the Company. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

ARTICLE 11

Claims Procedures

11.1	Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

11.2	Notification of Decision. The Committee shall consider a Claimant’s claim within a reasonable time, but no later than ninety (90) days after receiving the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. The Committee shall notify the Claimant in writing:

(a)	that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b)	that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i)	the specific reason(s) for the denial of the claim, or any part of it;

(ii)	specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)	a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

(iv)	an explanation of the claim review procedure set forth in Section 11.3 below; and

(v)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

11.3	Review of a Denied Claim. On or before sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. The Claimant (or the Claimant’s duly authorized representative):

(a)	may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claim for benefits;

(b)	may submit written comments or other documents; and/or

(c)	may request a hearing, which the Committee, in its sole discretion, may grant.

11.4	Decision on Review. The Committee shall render its decision on review promptly, and no later than sixty (60) days after the Committee receives the Claimant’s written request for a review of the denial of the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial sixty (60) day period. In no event shall such extension exceed a period of sixty (60) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. In rendering its decision, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)	specific reasons for the decision;

(b)	specific reference(s) to the pertinent Plan provisions upon which the decision was based;

(c)	a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits; and

(d)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).

11.5	Legal Action. A Claimant’s compliance with the foregoing provisions of this Article 11 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.

ARTICLE 12

Trust

12.1	Establishment of the Trust. In order to provide assets from which to fulfill the obligations to the Participants and their beneficiaries under the Plan, the Company may establish a trust by a trust agreement with a third party, the trustee, to which the Company may, in its discretion, contribute cash or other property, including securities issued by the Company, to provide for the benefit payments under the Plan, (the “Trust”).

12.2	Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Company, Participants and the creditors of the Company to the assets transferred to the Trust. The Company shall at all times remain liable to carry out its obligations under the Plan.

12.3	Distributions From the Trust. The Company’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Company’s obligations under this Plan.

ARTICLE 13

Miscellaneous

13.1	Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that is unfunded within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted (i) in a manner consistent with that intent, and (ii) in accordance with Code Section 409A and related Treasury guidance and Regulations.

13.2	Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company. For purposes of the payment of benefits under this Plan, any and all of the Company’s assets shall be, and remain, the general, unpledged unrestricted assets of the Company. The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

13.3	Company’s Liability. The Company liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Company and a Participant. The Company shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

13.4	Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

13.5	Not a Contract of Directorship or Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of directorship or employment between the Company and the Participant. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge the Participant at any time.

13.6	Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

13.7	Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

13.8	Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

13.9	Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Delaware without regard to its conflicts of laws principles.

13.10	Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Methode Electronics, Inc.

Attn: Chief Financial Officer

7401 West Wilson Avenue

Chicago, Illinois 60706

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

13.11	Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

13.12	Spouse’s Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

13.13	Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

13.14	Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

13.15	Court Order. The Committee is authorized to comply with any court order in any action in which the Plan or the Committee has been named as a party, including any action involving a determination of the rights or interests in a Participant’s benefits under the Plan. Notwithstanding the foregoing, the Committee shall interpret this provision in a manner that is consistent with Code Section 409A and other applicable tax law. In addition, if necessary to comply with a qualified domestic relations order, as defined in Code Section 414(p)(1)(B), pursuant to which a court has determined that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan, the Committee, in its sole discretion, shall have the right to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to such spouse or former spouse.

13.16	Distribution in the Event of Income Inclusion Under 409A. If any portion of a Participant’s Account Balance under this Plan is required to be included in income by the Participant prior to receipt due to a failure of this Plan to meet the requirements of Code Section 409A and related Treasury guidance or Regulations, the Participant may petition the Committee or Administrator, as applicable, for a distribution of that portion of his or her Account Balance that is required to be included in his or her income. Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Company shall distribute to the Participant an amount equal to the portion of his or her Account Balance required to be included in income as a result of the failure of the Plan to meet the requirements of Code Section 409A and related Treasury guidance or Regulations, which amount shall not exceed the Participant’s unpaid Account Balance under the Plan. If the petition is granted, such distribution shall be made within ninety (90) days of the date when the Participant’s petition is granted. Such a distribution shall affect and reduce the Participant’s benefits to be paid under this Plan.

13.17	Insurance. The Company, on its own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Company or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Company shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Company has applied for insurance.

IN WITNESS WHEREOF, the Company has signed this Plan document as of March 16, 2006.

“Company”
Methode Electronics, Inc.,
a Delaware corporation

By:    /s/ Douglas A. Koman
Title:   Chief Financial Officer